Exhibit 24

POWER OF ATTORNEY OF EDS DIRECTOR

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned Director of Electronic Data Systems Corporation, a Delaware corporation, which will file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Exchange Act of 1934, an Annual Report for 2004 on Form 10-K, hereby constitutes and appoints Michael H. Jordan, Jeffrey M. Heller, Robert H. Swan and Bruce N. Hawthorne his or her true and lawful attorneys-in-fact and agents, with full power to act without the others, to execute such Form 10-K and any and all amendments thereto on behalf of the undersigned in the capacity indicated.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney effective as of the 2nd day of February, 2005.

/S/ W. ROY DUNBAR
Director

/S/ ROGER A. ENRICO
Director

/S/ RICHARD W. FISHER
Director

/S/ RAY J. GROVES
Director

/S/ ELLEN M. HANCOCK
Director

/S/ RAY L. HUNT
Director

/S/ EDWARD A. KANGAS
Director

/S/ C. ROBERT KIDDER
Director

/S/ JUDITH RODIN
Director

/S/ SOLOMON D. TRUJILLO
Director